Exhibit 99.1

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2023 AND 2022,

AND FOR THE YEAR ENDED DECEMBER 31, 2023,

AND ERISA-REQUIRED SUPPLEMENTAL SCHEDULE

AS OF DECEMBER 31, 2023

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

TABLE OF CONTENTS

AS OF DECEMBER 31, 2023 AND 2022, AND

FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE: All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and Plan Administrator of

National Grid USA Companies’ Incentive Thrift Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of National Grid USA Companies’ Incentive Thrift Plan (the “Plan”) as of December 31, 2023 and 2022, the related statement of changes in net assets available for benefits for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2023 and 2022, and the changes in net assets available for benefits for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Report on Supplemental Schedule

The supplemental schedule of assets (held at end of year) as of December 31, 2023, has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedule is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including their form and content, is presented in compliance with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, such schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 25, 2024

We have served as the auditor of the Plan since 2023.

(2)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

DECEMBER 31, 2023 AND 2022

	2023	2022
ASSETS
INVESTMENTS (at Fair Value)	$5,809,087,631	$5,124,783,922
RECEIVABLES
Notes Receivable from Participants	84,700,820	80,935,449
Company Contributions	3,058,338	3,182,616
Dividends	4,283,800	3,805,157

Total Receivables	92,042,958	87,923,222

Total Assets	5,901,130,589	5,212,707,144

NET ASSETS AVAILABLE FOR BENEFITS	$5,901,130,589	$5,212,707,144

See accompanying Notes to Financial Statements.

(3)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

YEAR ENDED DECEMBER 31, 2023

ADDITIONS:
INVESTMENT INCOME
Net Appreciation in Fair Value of Investments	$772,139,767
Interest and Dividends	28,580,659
Other Additions	55,967

Total Investment Income	800,776,393

INTEREST INCOME ON NOTES RECEIVABLE FROM PARTICIPANTS	3,972,197
CONTRIBUTIONS
Employee Contributions	242,772,186
Company Contributions	116,211,513
Employee Rollover	19,720,124

Total Contributions	378,703,823

Total Additions	1,183,452,413
DEDUCTIONS:
BENEFITS PAID TO PARTICIPANTS	493,792,361
ADMINISTRATIVE EXPENSES	1,236,607

Total Deductions	495,028,968

NET INCREASE	688,423,445
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of Year	5,212,707,144

End of Year	$5,901,130,589

See accompanying Notes to Financial Statements.

(4)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 1	DESCRIPTION OF PLAN

The following description of National Grid USA Companies’ Incentive Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan’s provisions.

Plan Description

The Plan was established effective September 1, 1984, pursuant to the authorization of the Board of Directors of certain subsidiaries of the New England Electric System (“NEES”), to provide a long-range program of systematic savings for eligible employees (the “Participants”). The Plan was renamed National Grid USA Companies’ Incentive Thrift Plan II upon the merger between National Grid plc and NEES on March 22, 2000, at which time NEES was renamed National Grid USA. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Effective December 31, 2021, the National Grid USA Companies’ Incentive Thrift Plan I was merged into this Plan. The Plan document was restated effective December 31, 2021, at which time the Plan was renamed National Grid USA Companies’ Incentive Thrift Plan.

Employees of participating subsidiaries of National Grid USA (collectively, the “Employers” or the “Company”) who are covered by a collective bargaining agreement, are eligible to participate in the Plan, have various Employers’ Matching Contribution (“Matching Contribution”) formulas, and are eligible for Matching Contributions as determined under the terms of the respective collective bargaining agreement for each participating union group.

Employees of participating subsidiaries of National Grid USA (collectively, the “Employers” or the “Company”) who are not covered by a collective bargaining agreement are immediately eligible to participate in the Plan upon employment, but will not receive Employer Matching Contributions (“Matching Contributions”) from the Employers until the first of the month following three months of service.

The plan administrator is the Retirement Plans Committee of National Grid USA Service Company, Inc. (the “Administrator”). The Board of Directors of National Grid plc has the governing authority to amend the Plan, but has delegated certain amending authority to the Board of Directors of National Grid USA Service Company, Inc. (“Service Company”).

Vanguard serves as record keeper of the Plan. The Vanguard Fiduciary Trust Company is trustee and custodian for all assets and Participant accounts except for the self-directed brokerage accounts. As of December 31, 2022 and the period January 1, 2023 to August 31, 2023 TD Ameritrade was custodian for the self-directed brokerage accounts. Beginning September 1, 2023 and as of December 31, 2023 Charles Schwab & Co., Inc. is the custodian for the self-directed brokerage accounts.

On May 25, 2022 National Grid USA Companies sold one of their business units, Narragansett Electric Company, to PPL in an asset sale. As a result, those affected employees became employees of PPL and are eligible to rollover their accounts to the PPL plan.

(5)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Contributions

Eligible Participants are permitted to elect to have a percentage, limited by Plan provisions, of their compensation contributed as pretax 401(k), after-tax, or Roth contributions to the Plan. The Plan includes an auto-enrollment provision whereby all newly eligible employees are automatically enrolled in the Plan 45 days after their hire date unless they affirmatively elect not to participate in the Plan. Automatically enrolled non-collectively bargained Participants and collectively bargained Participants have their deferral rate set at 8% and 6% of All Pay, respectively, and their contributions invested in the designated default fund until changed by the Participant. Participants can choose whether their Elective Contributions to the Plan will be calculated on their Base Pay or All Pay. Participants who have attained age 50 before the end of the Plan year are eligible to make catch-up contributions.

Participants may elect an automatic increase of 1 to 3 percent of their pre-tax or Roth Contributions each year. A Participant can elect to make the automatic increase effective at any time during the year. It is not available for after-tax Contributions.

Base Pay is defined as the Participant’s regular pay, prior to any salary reductions for Elective Contributions to the Plan, and any other salary reductions under the Health Care Spending Account, Health Savings Account, Dependent Care Reimbursement Account or for Company health care coverage.

Base Pay excludes all other forms of compensation, including supplemental disability income, amounts deferred under other plans, reimbursements of expenses, incentive pay, commissions, options, payments made in lieu of vacation days or under short- or long-term disability provisions, awards, overtime, premiums, and any other additional forms of earnings (including Company contributions to or under any other employee benefit plan, such as health insurance, pension, or severance pay).

All Pay is Base Pay, as defined above, plus overtime, commissions, premium pay, and any incentive pay.

The Company may, at its discretion, elect to make a matching contribution to the Plan. For the year ended December 31, 2023, the Company matching contribution was 50% of the first 8% of eligible compensation that a non-collectively bargained Participant contributed to the Plan. Company matching contributions for non-collectively bargained employees are based on All Pay. For non-collectively bargained employees active on the last day of the plan year, the Company performs an annual “true-up” calculation following the end of each year to determine the maximum amount of Company Matching Contributions based on Participant’s contributions made over the entire year. If any amount is due, it is deposited into the Participant’s account.

(6)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Contributions (Continued)

For the year ended December 31, 2023, the Company matching contribution for collectively bargained Participants was the formula set forth in the respective collective bargaining agreement of each union group. Based on the terms of each collective bargaining agreement, the Company may perform an annual “true-up” calculation following the end of each year to determine the maximum amount of Company Matching Contributions based on Participant’s contributions made over the entire year. If any amount is due, it is deposited into the Participant’s account.

Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans (rollover). Participants direct the investment of contributions into various investment options offered by the Plan. Contributions are subject to certain Internal Revenue Service (IRS) limitations.

Active or former employees who are Participants and who receive a lump sum distribution from a Company qualified pension plan (National Grid USA Companies’ Final Average Pay Pension Plan, Niagara Mohawk Pension Plan, KeySpan Retirement Plan and Retirement Income Plan of KeySpan Corporation) may roll the lump sum proceeds into the Plan to the extent the proceeds qualify for rollover under the Internal Revenue Code (“IRC”). The total amount rolled over from these Plans in 2023 was $2,697,797.

Beginning January 1, 2011, eligible Participants in certain union groups, pursuant to their collective bargaining agreements, have begun receiving Company Core Contributions. The Company calculates a Participant’s Core Contribution each payroll period, based on actual compensation for that payroll period. The contribution is a percentage of pay based on the Participant’s total points as set forth in the plan documents as of January 1 of the plan year. The contribution schedule is as follows:

Points	Core Contribution (% of Pay)
0 < 34	3%
35 - 44	4%
45 - 54	5%
55 - 64	6%
65 - 74	7%
75 - 84	8%
85 +	9%

*	Once a person reaches 30 years of service, the pay credit is reduced to 4.5 percent for certain eligible Participants in TWU Local 101 and IBEW Local 3.

(7)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Contributions (Continued)

Union Local 97C negotiated the introduction of Core Contributions in 2017. Effective May 1, 2017, their Core Contributions are based on Base Pay only, and are based on years of service as follows:

Years of Service	Core Contribution (% of Pay)
0 - 4	4%
5 - 9	5%
10 - 14	6%
15 - 19	7%
20 +	8%

Non-collectively bargained Participants hired or rehired on January 1, 2011 or later are eligible for Company Core Contributions. The Company calculates a Participant’s Core Contribution each payroll period, based on actual compensation for that payroll period. The contribution is a percentage of pay based on the Participant’s total points as set forth in the plan documents as of January 1 of the plan year. The contribution schedule is as follows:

Points	Core Contribution (% of Pay)
< 45	4%
45 - 54	5%
55 - 64	6%
65 - 74	7%
75 +	8%

Core Contributions are based on All Pay. Participants will have an account established for them at Vanguard and Core Contributions will begin with their first paycheck after the 1st of the month following 3 months of service. These contributions will continue even if Participants do not contribute to the Plan.

Unless elected otherwise, Core Contributions will be automatically invested in the Qualified Default Investment Alternative which is the Vanguard Target Retirement Trust Select closest to the year in which the Participant will attain age 65. Once enrolled, Participants can change the investment allocation at any time.

Participant Accounts

Each Participant’s account is credited with the Participant’s Contribution and allocations of (a) the Employer’s Matching Contributions (b) Company Core contributions (if applicable), and (c) allocations of plan earnings, net of fees. Allocations are based on Participant earnings, account balances or specific Participant transactions, as defined. The benefit to which a Participant is entitled is the benefit that can be provided from the Participant’s vested account.

(8)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 1	DESCRIPTION OF PLAN (CONTINUED)

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. For collectively bargained Participants, vesting in the Company matching and Core contribution portion of their accounts, plus actual earnings thereon, is based on the terms of the collective bargaining agreement for each union group. For non-collectively bargained Participants, vesting in the Company matching and Core contribution portion of their accounts, plus actual earnings thereon, is 100% after completion of three years of service. Notwithstanding the above, a Participant is fully vested upon reaching normal retirement age, death, or permanent disability.

Notes Receivable from Participants

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. The notes are secured by the balance in the Participant’s account and bear interest at a rate set at the time Participants apply for a loan based on the rate established by the Administrator. Interest rates at December 31, 2023 ranged from 3.25 percent to 10.50 percent. Loans must be repaid over a period of one to five years (up to 15 years for the purchase of a primary residence) by means of payroll deductions. Participants who leave the Company or are on an unpaid leave of absence can continue to repay their outstanding loan balance through the remaining amortization period directly to Vanguard.

A default of the loan will occur if the loan balance is not paid off by the end of the quarter following the quarter in which the missed payment was due or the loan is not paid in full by the contractual maturity date. In the event of default, the outstanding balance of the loan and any unpaid accrued interest is deemed to have been distributed to the Participant. Interest continues to be tracked following a default solely for determining the amount available for a subsequent loan. Deemed distributions are included in the Loan Fund’s investment balance until the employee has been terminated. Upon termination, the defaulted loan balance is deducted from the Plan. There were cumulative deemed distributions of $3,726,394 and $3,575,808 as of December 31, 2023 and 2022, respectively.

Benefit Payments

Upon termination of service due to death, disability, or retirement, a Participant may elect to receive the value of the vested interest in their account in the form of a lump sum distribution or installments. The Plan allows for in-service distributions if a Participant reaches age 59 1⁄2 and hardship distributions subject to Plan provisions. If a Participant terminates employment and the Participant’s account balance does not exceed $1,000, the Plan administrator will authorize the benefit payment without the Participant’s consent.

Forfeited Accounts

Forfeited nonvested accounts can be used to pay administrative expenses and to reduce future Company contributions. Forfeited nonvested accounts as of December 31, 2023 and 2022, totaled $1,763,263 and $1,172,038, respectively. There were $2,255,000 of forfeitures used to reduce Company contributions for the year ended December 31, 2023.

(9)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Plan are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Investment Valuation and Income Recognition

The Plan’s investments are reported at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market Participants at the measurement date. See Note 3 for discussion of fair value measurements.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation includes the Plan’s gains and losses on investments bought and sold as well as held during the year.

Notes Receivable from Participants

Notes receivable from Participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Interest income is recorded on the accrual basis. Related fees are recorded as administrative expenses and are expensed when they are incurred. No allowance for credit losses has been recorded as of December 31, 2023 or 2022. Delinquent notes receivable are recorded as distributions on the basis of the terms of the Plan document.

Benefit Payments

Benefits are recorded when paid.

Administrative Expenses

Management fees and operating expenses are charged to plan Participants and are reflected as a reduction of investment return in each of the investment options of the Plan. Such management fees and operating expenses are deducted from income earned on a daily basis. Fees related to the administration of notes receivable from Participants are charged directly to the Participant’s account and are included in administrative expenses.

(10)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

The Plan has evaluated subsequent events through June 25, 2024, the date the financial statements were issued.

On May 23, 2024, National Grid PLC announced that it is seeking to raise additional equity through a rights issue (a stock offering to existing shareholders) that will indirectly impact holders of National Grid ADRs. Holders of National Grid ADRs will receive a cash value for each right that they hold. Because the Plan holds shares for participant accounts, the Plan is entitled to a cash payment for the ADRs, which will be paid into the Plan’s trust. Once received into the trust, cash proceeds will be invested in the National Grid ADR fund for holders of record.

NOTE 3	FAIR VALUE OF INVESTMENTS

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described as follows:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in inactive markets;

•	inputs other than quoted prices that are observable for the asset or liability; or

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 – Inputs to the valuation methodology are unobservable and significant to the fair market value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

(11)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 3	FAIR VALUE OF INVESTMENTS (CONTINUED)

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the valuation methodologies used at December 31, 2023 and 2022.

Collective Fund – Valued at the NAV of units of the bank collective trust. NAV is a readily determinable fair value and is the basis for current transactions. Participant transactions (purchases and sales) may occur daily. If the Plan initiates a full redemption of the collective trust, the issuer reserves the right to temporarily delay withdrawal from the trust in order to ensure that securities liquidations will be carried out in an orderly business manner.

Common Stock – Investments in the National Grid American Depositary Receipts (which trades on the New York Stock Exchange (“NYSE” under the symbol “NGG”) are valued according to the closing price on the NYSE.

Mutual Funds – Valued at the daily closing price as reported by the fund. Mutual funds held by the Plan are open-end mutual funds that are registered with the Securities and Exchange Commission. These funds are required to publish their daily net asset value (NAV) and to transact at that price. The mutual funds held by the Plan are deemed to be actively traded.

Self-Directed Brokerage Fund – consist primarily of mutual funds that are valued at the daily closing prices as reported by the funds. Additionally, there is a FDIC insured interest bearing deposit account.

The following tables set forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31:

	2023
	Level 1	Level 2	Level 3	Total
Collective Trust Funds	$—	$5,438,778,653	$—	$5,438,778,653
Common Stock	244,617,565	—	—	244,617,565
Mutual Funds	94,621,278	—	—	94,621,278
Self-Directed Brokerage Fund	31,070,135	—	—	31,070,135

Total Investments at Fair Value	$370,308,978	$5,438,778,653	$—	$5,809,087,631

	2022
	Level 1	Level 2	Level 3	Total
Collective Trust Funds	$—	$4,791,584,054	$—	$4,791,584,054
Common Stock	221,734,766	—	—	221,734,766
Mutual Funds	85,979,653	—	—	85,979,653
Self-Directed Brokerage Fund	25,485,449	—	—	25,485,449

Total Investments at Fair Value	$333,199,868	$4,791,584,054	$—	$5,124,783,922

(12)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 4	RISKS AND UNCERTAINTIES

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Market risks include global events which could impact the value of investment securities, such as a pandemic or international conflict. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of the investment securities will occur in the near term and that such changes could materially affect Participants’ account balances and the amounts reported in the Statements of Net Assets Available for Benefits.

NOTE 5	PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the Participants would become 100% vested in their Company contributions.

NOTE 6	PLAN TAX STATUS

The Plan administrator believes that the Plan is designed and being operated in compliance with the applicable requirements of the IRC and, therefore, believes that the Plan is qualified, and the related trust is tax-exempt.

Accounting principles generally accepted in the United States of America require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

(13)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023 AND 2022

AND FOR THE YEAR ENDED DECEMBER 31, 2023

NOTE 7	PARTY-IN-INTEREST TRANSACTIONS

Section 3(14) of ERISA defines a party-in-interest to include among others, fiduciaries or employees of the Plan, any person who provides services to the Plan or an employer whose employees are covered by the Plan. Accordingly, loans to Participants and investments in American Depository Receipts of National Grid plc are considered party in interest transactions. Total shares in American Depository Receipts of National Grid plc were 3,597,846 and 3,675,974 at December 31, 2023 and 2022, respectively. Total dollar value of these shares was $244,617,565 and $221,734,766 at December 31, 2023 and 2022, respectively. Moreover, the Plan’s investment options include mutual funds and collective trust funds managed by Vanguard. These party-in-interest transactions are exempt from the prohibited transaction rules of ERISA.

Some administrative expenses for the Plan are paid by the Company. The trustee was paid $1,140,944 in administration fees out of plan assets for administering and consulting related to the Plan during the year ended December 31, 2023.

Certain administrative functions are performed by officers or employees of the Company. No such officer or employee receives compensation from the Plan.

NOTE 8	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500 as of December 31:

	2023	2022
Net Assets Available for Benefits per Financial Statements	$5,901,130,589	$5,212,707,144
Deemed Distributions	(3,726,394)	(3,575,808)

Net Assets Available for Benefits per Form 5500	$5,897,404,195	$5,209,131,336

The following is reconciliation of the change in net assets per the financial statements to the Form 5500 for the year ended December 31, 2023:

Change in Net Assets Available for Benefits per Financial Statements	$688,423,445
Change in Deemed Distributions	(150,586)

Change in Net Assets Available for Benefits per Form 5500	$688,272,859

Deemed distributions are recognized for Form 5500 reporting but not for financial statement reporting until a full distribution of the Participant’s account balance is made.

(14)

NATIONAL GRID USA COMPANIES’ INCENTIVE THRIFT PLAN

E.I.N. 04-1663150 PLAN NO. 007

SCHEDULE H, LINE 4i—SCHEDULE OF ASSETS (HELD AT END OF YEAR)

DECEMBER 31, 2023

(a)	(b)	(c)	(d)	(e)
		Description of Investment
	Identity of Issue,	Including Maturity Date,
	Borrower, Lessor or	Rate of Interest, Collateral,		Current
	Similar Party	Par, or Maturity Value	Cost**	Value
	Collective Trust Funds:
	Fidelity Managed Income Portfolio II; Class 3	Collective Trust Fund		$581,541,129
	T. Rowe Price Retirement 2005 Trust; Class F	Collective Trust Fund		3,729,694
	T. Rowe Price Retirement 2010 Trust; Class F	Collective Trust Fund		2,634,008
	T. Rowe Price Retirement 2015 Trust; Class F	Collective Trust Fund		3,027,728
	T. Rowe Price Retirement 2020 Trust; Class F	Collective Trust Fund		21,874,269
	T. Rowe Price Retirement 2025 Trust; Class F	Collective Trust Fund		21,077,805
	T. Rowe Price Retirement 2030 Trust; Class F	Collective Trust Fund		48,053,865
	T. Rowe Price Retirement 2035 Trust; Class F	Collective Trust Fund		10,933,741
	T. Rowe Price Retirement 2040 Trust; Class F	Collective Trust Fund		29,887,470
	T. Rowe Price Retirement 2045 Trust; Class F	Collective Trust Fund		7,490,226
	T. Rowe Price Retirement 2050 Trust; Class F	Collective Trust Fund		18,632,317
	T. Rowe Price Retirement 2055 Trust; Class F	Collective Trust Fund		2,637,165
	T. Rowe Price Retirement 2060 Trust; Class F	Collective Trust Fund		7,978,227
	T. Rowe Price Retirement 2065 Trust; Class F	Collective Trust Fund		1,923,355
*	Vanguard Institutional 500 Index Trust	Collective Trust Fund		607,518,831
*	Vanguard Institutional Extended Market Index Trust	Collective Trust Fund		232,797,891
*	Vanguard Institutional Total Bond Market Index Trust	Collective Trust Fund		61,158,176
*	Vanguard Institutional Total International Stock Market Index Trust	Collective Trust Fund		93,465,059
*	Vanguard Target Retirement 2020 Trust Select	Collective Trust Fund		266,722,309
*	Vanguard Target Retirement 2025 Trust Select	Collective Trust Fund		570,555,989
*	Vanguard Target Retirement 2030 Trust Select	Collective Trust Fund		733,485,708
*	Vanguard Target Retirement 2035 Trust Select	Collective Trust Fund		459,740,762
*	Vanguard Target Retirement 2040 Trust Select	Collective Trust Fund		321,824,259
*	Vanguard Target Retirement 2045 Trust Select	Collective Trust Fund		320,370,924
*	Vanguard Target Retirement 2050 Trust Select	Collective Trust Fund		351,424,645
*	Vanguard Target Retirement 2055 Trust Select	Collective Trust Fund		238,909,330
*	Vanguard Target Retirement 2060 Trust Select	Collective Trust Fund		144,114,324
*	Vanguard Target Retirement 2065 Trust Select	Collective Trust Fund		33,157,307
*	Vanguard Target Retirement 2070 Trust Select	Collective Trust Fund		2,601,712
*	Vanguard Target Retirement Income Trust Select	Collective Trust Fund		239,510,428

	Total Collective Trust Funds			5,438,778,653
	Common Stock:
*	National Grid American Depository Receipt (ADR) Fund	Common Stock		244,617,565
	Mutual Funds:
	PIMCO Total Return Fund; Institutional Class	Mutual Fund		94,621,278
	Self-Directed Brokerage Fund:
	Self-Directed Brokerage Fund	Self-Directed Brokerage Fund		31,070,135
*	Participants	Participant Loans
		Rates from 3.25% to 8.50%	—	80,974,426

				$5,890,062,057

*	Indicates party-in-interest
**	Cost omitted for participant-directed accounts

(15)